Exhibit 99.1

NEWS RELEASE

Convergys to Acquire Intervoice,

Enhancing Leadership in Relationship Management

— Acquisition Provides a Complementary Growth Platform and Expands Convergys’

Integrated Automated and Live Agent Offering —

(Cincinnati and Dallas; July 16, 2008)—Convergys Corporation (NYSE: CVG) and Intervoice, Inc. (NASDAQ: INTV) announced today that the Boards of Directors of both companies have approved a definitive merger agreement under which Convergys will acquire Intervoice for $335 million in cash or $8.25 per share. The consideration represents a premium of 24 percent to Intervoice’s closing stock price on July 15, 2008, the last trading day prior to the announcement of the agreement. Convergys expects the acquisition to be accretive beginning in 2009 on a non-GAAP basis, excluding amortization and one time costs.

With its strong global brand, innovative technology, and large and loyal customer base, Intervoice is a leader in the software-based interactive voice response, contact center, and mobile messaging technology and applications markets. Intervoice is also recognized in the leader’s quadrant among its peers as acknowledged in Gartner, Inc.’s ‘Magic Quadrant for Interactive Voice Response Systems and Enterprise Voice Portals, 2008’ report published February 19, 2008. The report states that “Intervoice has a strong track record and experience in delivering IVR and speech applications through packaged applications, complemented by service engagements.”

Acquisition Strategic and Financial Benefits

Comprehensive product and services offering – By integrating Intervoice’s complementary speech automation, Web self-care, and mobile applications, Convergys will be able to offer a comprehensive array of automated and live agent services. Intervoice’s products and services portfolio provides Convergys with an expanded offering, reduced time to market, and enhanced differentiation in the large and growing automated services market.

Expanded client base and growth opportunities in global market – Intervoice serves thousands of enterprises and network service providers in 80 countries across multiple industries, including financial services, healthcare, retail and manufacturing, telecommunications, utilities, and transportation and travel. Intervoice’s extensive global channel and technology partnerships and sales presence provide Convergys with a number of cross-selling opportunities to further penetrate current markets and access new markets and geographies. These cross-selling opportunities as well as the new bundled product offerings are expected to accelerate Convergys revenue growth in 2009 and beyond.

“Separately, these companies have been strong strategic partners delivering products that have created opportunities for customers like us,” said Robert Strickland, Senior Vice President and Chief Information Officer at T-Mobile USA. “If they come together, we look forward to seeing them continue to build on their ability to bring solutions to the market that place customer relationships at the center.”

Predictable revenue with attractive contribution margins – Intervoice revenues for its fiscal year ended February 28, 2008, were $202.4 million. More than fifty percent of these revenues are maintenance and hosted services revenues that are predictable and recurring. These maintenance and hosted services, along with the rest of Intervoice’s portfolio of products and services, generate attractive contribution margins.

“This acquisition is part of our plan to be the market leader in Relationship Management solutions,” said Dave Dougherty, Convergys President and CEO. “Clients are demanding high-quality, integrated, relationship management solutions, combining both automated and live agent services, to drive more value from their relationships with their customers and employees. We believe acquiring Intervoice allows us to compete more effectively as a single-source provider and enables us to grow our revenues and our earnings. We’re very excited about this transaction and the value we expect it to create for our clients and shareholders, as well as the opportunities we expect it to create for Convergys and Intervoice employees.”

“While Intervoice has performed well independently for 25 years, this transaction should create significant value for our shareholders, new opportunities for our employees, and enhanced ways to drive our customers’ success,” said Robert Ritchey, CEO of Intervoice. “Convergys is an industry leader that shares our passion for innovative technology and excellence in customer service. We expect our complementary product and services suites to optimize relationship management across all industry segments. We look forward to joining the Convergys team.”

Transaction Summary

Under the agreement, Convergys will commence a tender offer for all outstanding shares of Intervoice common stock for $8.25 per share no later than August 1, 2008. Following completion of the tender offer, the parties will effect a second-step merger in which remaining Intervoice shareholders will receive the same price per share.

The transaction is subject to customary closing conditions and regulatory approvals as well as the valid tender of two-thirds the outstanding shares of Intervoice common stock. Convergys expects the transaction to close in the third quarter of 2008.

Convergys intends to initially fund the transaction through existing and new credit facilities and cash on hand. The tender offer is not subject to a financing contingency.

Following the close of the transaction, Intervoice results will be included in the results of Convergys’ Customer Management Segment.

Conference Call and Webcast

Convergys and Intervoice will host a conference call on July 16, 2008, at 9:00 AM, Eastern Daylight Time, to discuss today’s announcement. A live webcast of the conference call and accompanying slides can be accessed at www.convergys.com and www.intervoice.com

About Intervoice

Intervoice (NASDAQ: INTV) is a world leader in delivering natural, intuitive ways for people to interact, transact, and communicate. Intervoice software and professional services enable innovative voice portal, IP contact center, hosted and mobile messaging, and self-service applications. More than 5,000 customers in 80 countries have relied on Intervoice, including many of the world’s leading financial and healthcare institutions, telecommunications companies, utilities, and governments. For more information, visit www.intervoice.com

(Intervoice and the Intervoice logo are registered trademarks of Intervoice, Inc.)

About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers and employees. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For 25 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to clients that now span more than 70 countries and 35 languages.

Convergys is a member of the S&P 500 and has been voted a Fortune Most Admired Company for eight consecutive years. We have approximately 75,000 employees in 87 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

To receive Convergys news releases by email, click on http://www.convergys.com/news_email.html

Additional Information

This news release is neither an offer to purchase nor a solicitation of an offer to sell shares of Intervoice. At the time Convergys commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Intervoice will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL, AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

The Offer to Purchase, the related Letter of Transmittal, and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Intervoice, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal, and all other offer documents filed by Convergys with the SEC) and the Intervoice Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov

Forward Looking Information

This news release contains certain forward-looking statements with respect to the financial condition, results of operations, and business of Convergys and Intervoice and certain of the plans and objectives of Convergys and Intervoice with respect to these items, including without limitation, completion of the tender offer and merger and comments regarding the post-transaction business of Convergys. Completion of the tender offer and merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance those conditions can be satisfied or that the transactions described in this news release will be completed. The remarks concerning the post-transaction business of Convergys are subject to risks associated with the ability of Convergys to successfully integrate Intervoice’s business with its own, as well as factors commonly affecting these businesses. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors, including, the risk factors detailed in Convergys and Intervoice filings with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes except as required by federal securities law.

Contacts

Convergys

Investor Contact, David Stein

+1 513 723 7768 or investor@convergys.com

Media Contact, John Pratt

+1 513 723 3333 or john.pratt@convergys.com

Intervoice

Investor Contact, Rob Sutton

+1 972 454-8891 or rob.sutton@intervoice.com

Media Contact, Michelle Basch

+1 650 386 3386 or michelle.basch@intervoice.com

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